UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015 (September 25, 2015)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2015 Synacor, Inc. (“Synacor”), together with certain of its subsidiaries, entered into the Second Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment amends certain covenants, including financial covenants, and certain definitions used in the Loan and Security Agreement dated as of September 25, 2013 by and between Synacor and SVB, as previously amended on October 28, 2014 (as amended, the “Loan Agreement”).

The Amendment also increases the secured revolving line of credit under the Loan Agreement (the “Revolving Line”) from $10 million to $12 million, and extends the Revolving Line maturity date for an additional three years, to September 25, 2018. The Revolving Line is available for cash borrowings and is subject to a borrowing formula based upon eligible accounts receivable.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: October 1, 2015	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary